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                                                                   EXHIBIT 10.3


                 CHANGE IN CONTROL SEVERANCE AGREEMENT BETWEEN
                 INDEPENDENCE SAVINGS BANK AND _______________


         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT is dated this ____ day of _____ 1997, between Independence Savings Bank, a New York-chartered savings bank (the "Bank" or the "Employer"), and _________ (the "Officer").


                                   WITNESSETH

         WHEREAS, the Officer is presently an officer of Employer;

         WHEREAS, the Employer desires to be ensured of the Officer's continued active participation in the business of the Employer; and

         WHEREAS, in order to induce the Officer to remain in the employ of the Employer and in consideration of the Officer's agreeing to remain in the employ of the Employer, the parties desire to specify the severance benefits which shall be due the Officer in the event that his employment with the Employer is terminated under specified circumstances, including a change in control of Independence Community Bank Corp., a Delaware corporation (the "Corporation"), which is the holding company of the Bank;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) ANNUAL COMPENSATION. The Officer's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of aggregate base salary and cash incentive compensation paid to the Officer by the Employer or any subsidiary thereof during the calendar year in which the Date of Termination occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs.

         (b) CAUSE. Termination of the Officer's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Officer's part shall be considered "willful" unless done, or omitted to be done, by the Officer


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not in good faith and without reasonable belief that the Officer's action or omission was in the best interests of the Employer.

         (c) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean the occurrence of any of the following: (i) the acquisition of control of the Corporation as defined in 12 C.F.R. Section 574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. Section 574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (iv) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Officer's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Officer's employment is terminated for any other reason, the date specified in the Notice of Termination.

         (f) DISABILITY. Termination by the Employer of the Officer's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Officer for disability benefits under the applicable long-term disability plan maintained by the Employer or any subsidiary or, if no such plan applies, which would qualify the Officer for disability benefits under the Federal Social Security System.

         (g) GOOD REASON. Termination by the Officer of the Officer's employment for "Good Reason" shall mean termination by the Officer following a Change in Control of the Corporation based on:

                  (i) Without the Officer's express written consent, the assignment by the Employer to the Officer of any duties which are materially inconsistent with the Officer's positions, duties, responsibilities and status with the Employer immediately prior to a Change in Control of the


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                           Corporation, or a material change in the Officer's
                           reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control of the Corporation, or any removal of the Officer from or any failure to re-elect the Officer to any of such responsibilities, titles or offices, except in connection with the termination of the Officer's employment for Cause, Disability or Retirement or as a result of the Officer's death or by the Officer other than for Good Reason;

                  (ii) Without the Officer's express written consent, a reduction by either of the Employer in the Officer's base salary as in effect immediately prior to the date of the Change in Control of the Corporation or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Officer;

                  (iii) The principal executive office of the Employer is relocated outside of the Brooklyn, New York area or, without the Officer's express written consent, Employer requires the Officer to be based anywhere other than an area in which the Employer's principal executive office is located, except for required travel on business of the Employer to an extent substantially consistent with the Officer's present business travel obligations;

                  (iv) Any purported termination of the Officer's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

                  (v) The failure by the Employer to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 6 hereof.

         (h) IRS.  IRS shall mean the Internal Revenue Service.

         (i) NOTICE OF TERMINATION. Any purported termination of the Officer's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Officer for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days


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after such Notice of Termination is given, except in the case of the Employers'
termination of the Officer's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 7 hereof.

        (j) RETIREMENT. "Retirement" shall mean voluntary termination by the Officer in accordance with the Employer's retirement policies, including early retirement, generally applicable to their salaried employees.

         2. BENEFITS UPON TERMINATION. If the Officer's employment by the Employer shall be terminated subsequent to a Change in Control of the Corporation by (i) the Employer for other than Cause, Disability, Retirement or the Officer's death or (ii) the Officer for Good Reason, then the Employer shall

        (a) pay to the Officer, in either [TWELVE (12)/TWENTY-FOUR (24)] equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum as of the Date of Termination (at the Officer's election), a cash severance amount equal to [ONE
(1)/TWO (2)] times the Officer's Annual Compensation; and

        (b) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of this Agreement as of the Date of Termination or (ii) the date of the Officer's full-time employment by another employer (provided that the Officer is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Officer, the Officer's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Employer in which the Officer was entitled to participate immediately prior to the Date of Termination (excluding (y) stock option and restricted stock plans of the Employer or the Corporation and (z) cash incentive compensation included in Annual Compensation), provided that in the event that the Officer's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Officer with benefits substantially similar to those which the Officer was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

         3. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 2 hereof, either alone or together with other payments and benefits which the Officer has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 2 hereof shall be reduced, in the manner determined by the Officer, by the amount, if any, which is the minimum necessary to result in no portion


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of the payments and benefits payable by the Bank under Section 2 being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the present value of the payments and benefits payable pursuant to this Agreement to the Officer upon termination shall be limited to three times the Officer's Annual Compensation. The determination of any reduction in the payments and benefits to be made pursuant to Section 2 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Officer; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Officer may be entitled upon termination of employment under any circumstances other than as specified in this Section 3, or a reduction in the payments and benefits specified in Section 2 below zero.

         4.  MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) The Officer shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Officer as a result of employment by another employer after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Officer upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

         5. WITHHOLDING. All payments required to be made by the Employer hereunder to the Officer shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

         6. ASSIGNABILITY. The Employer may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employer or the Corporation may hereafter merge or consolidate or to which the Employer or the Corporation may transfer all or substantially all of its respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Officer may not assign or transfer this Agreement or any rights or obligations hereunder.



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         7. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Bank:               Secretary
                           Independence Savings Bank
                           195 Montague Street, 12th Floor
                           Brooklyn, New York 11201

         To the Officer:



         8. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Officer and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         9. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of New York.

         10. NATURE OF EMPLOYMENT AND OBLIGATIONS.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employer and the Officer, and the Employer may terminate the Officer's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Officer acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         11. TERM OF AGREEMENT. The term of this Agreement shall be for [ONE/TWO YEARS,] commencing on the date of this Agreement and, upon approval of the Board of Directors of the Employer, shall extend for an additional year on each annual anniversary


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of the date of this Agreement such that at any time the remaining term of this
Agreement shall be [FROM ONE TO TWO YEARS] [ONE YEAR]. Prior to the first annual anniversary of the date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Employer shall consider and review (after taking into account all relevant factors, including the Officer's performance) an extension of the term of this Agreement, and the term shall continue to extend each year if the Board of Directors approves such extension unless the Officer gives written notice to the Employer of the Officer's election not to extend the term, with such written notice to be given not less than thirty (30) days prior to any such anniversary date. If the Board of Directors of the Employer elects not to extend the term, it shall give written notice of such decision to the Officer not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         12. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Officer pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section1828(k)) and the regulations promulgated thereunder, including 12 C.F.R.
Part 359.

         16. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Employer and the Officer with respect to the matters agreed to herein. All prior agreements between the Employer and the Officer with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.


         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



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Attest:                                     INDEPENDENCE SAVINGS BANK



------------------------------------        By:
John K. Schnock, Senior Vice President         -------------------------------
  and Counsel                                                       , Director
                                               ---------------------

                                            OFFICER



                                            By:
                                               --------------------------------